Exhibit 10.4

AMENDMENT TO PLACEMENT AGENT AGREEMENT

This Amendment dated July 31, 2025 (this (“Amendment”) is to the Placement Agent Agreement (the “Original Placement Agent Agreement”) dated as of July 24, 2025, between Revere Securities LLC (“Placement Agent”) and Brag House Holdings, Inc. (the “Company”).

WHEREAS, the Placement Agent and the Company desire to amend section 5 of the Original Placement Agent Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.	Amendments.

(a)	Section 5 of the Original Placement Agent Agreement is hereby deleted in its entirety and replaced with the following:

“5. Warrant Coverage. The Company shall issue to Placement Agent or its designees at the Closing of the Placement, warrants (the “Placement Agent Warrants”) to purchase that number of shares of common stock of the Company equal to eight-point-zero percent (8.0%) of the aggregate number of shares of common stock (or common stock equivalent, if applicable) placed in the Closing of the Placement, wherein such placement is to investors which have been sourced or introduced by the Placement Agent. Notwithstanding the foregoing, the Company shall issue to Placement Agent or its designees at the Closing of the Placement, Placement Agent Warrants equal to six-point-zero percent (6.0%) of the aggregate number of shares of common stock (or common stock equivalent, if applicable) placed in the Closing of the Placement that are not sourced or introduced by the Placement Agent. If the Securities included in an Offering are convertible, the Placement Agent Warrants shall be determined by dividing the gross proceeds raised in the Placement by the offering price . The Placement Agent Warrants shall be in a customary form reasonably acceptable to Placement Agent, have a term of five (5) years and an exercise price equal to 100% of the offering price per share or per unit.”

(b)	The Original Placement Agent Agreement shall be amended by adding Section 5B as follows:

Section 5A. Right of First Refusal. If, from the date hereof until the 18-month anniversary following consummation of the Placement, the Company or any of its subsidiaries (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, Placement Agent (or any affiliate designated by Placement Agent) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness, Placement Agent (or any affiliate designated by Placement Agent) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, Placement Agent (or any affiliate designated by Placement Agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Placement Agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction.

(c)	he Original Placement Agent Agreement shall be amended by adding Section 5B as follows:

“Section 5B. Fee Tail. Placement Agent shall be entitled to compensation under Section 3 and Section 5 hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Placement Agent had introduced to the Company and/or invested in the Offering during the Term, if such Tail Financing is consummated at any time within the 24-month period following the Closing of the Placement.”

Revere Securities LLC

By:	/s/ William Moreno
Name:	William Moreno
Title:	Chairman

Brag House Holdings, Inc.

By:	/s/ Lavell Juan Malloy, II
Name:	Lavell Juan Malloy, II
Title:	Chief Executive Officer